SCHEDULE FOR COMPUTATION OF EACH PERFORMANCE QUOTATION
                     PROVIDED IN THE REGISTRATION STATEMENT

(1) ENDING REDEMPTION VALUE AND TOTAL RETURN

Value of an initial investment at the end of a period and total return for the period are computed as set forth below.

 (A) INITIAL INVESTMENT DIVIDED BY
  PUBLIC OFFERING PRICE FOR ONE SHARE AT BEGINNING
  OF PERIOD EQUALS
  NUMBER OF SHARES INITIALLY PURCHASED

 (B) NUMBER OF SHARES INITIALLY PURCHASED PLUS
  NUMBER OF SHARES ACQUIRED AT NET ASSET VALUE
  THROUGH REINVESTMENT OF DIVIDENDS AND CAPITAL
  GAIN DISTRIBUTIONS DURING PERIOD EQUALS
  NUMBER OF SHARES PURCHASED DURING PERIOD

 (C) NUMBER OF SHARES PURCHASED DURING PERIOD MULTIPLIED BY
  NET ASSET VALUE OF ONE SHARE AS OF THE LAST DAY
  OF THE PERIOD EQUALS
  VALUE OF INVESTMENT AT END OF PERIOD

 (D) VALUE OF INVESTMENT AT END OF PERIOD DIVIDED BY
  INITIAL INVESTMENT

  MINUS ONE AND THEN MULTIPLIED BY 100 EQUALS
  TOTAL RETURN FOR THE PERIOD EXPRESSED AS A
  PERCENTAGE

                                   EXHIBIT 16

(2) AVERAGE ANNUAL TOTAL RETURN
Average annual total return quotations for the one year and lifetime periods ended on the date of the most recent balance sheet are computed according to the formula set forth below.
                                P(1+T)/n/ = ERV

WHERE: P = a hypothetical initial investment of $1,000

 T = average annual total return

 n = number of years

 ERV = ending redeemable value of a hypothetical $1,000 investment as of the one-year and lifetime period (computed in accordance with the formula shown in (1), above)

THUS:


 TOTAL RETURN AT PUBLIC OFFERING PRICE:

  1 Year Rate of Return 1,000(1+T)/1/  = $1,125.20
                                     T = +12.52%

  Lifetime Average Annual Total Return 1,000(1+T)/1.767/ =  $1,384.08
                                                       T =  +12.88%
 TOTAL RETURN AT NET ASSET VALUE:
 1 Year Rate of Return 1,000(1+T)/1/  = $1,194.03
                                    T = +19.40%
 Lifetime Average Annual Total Return 1,000(1+T)/1.767/ = $1,468.56
                                                      T = +15.40%


Hypothetical illustrations based on $1,000 initial investment used to obtain ending values are attached.

(3) YIELD

Yield is computed as set forth below.

 (A) Dividends and interest earned during the period MINUS
  Expenses accrued for the period EQUALS
  Net investment income

 (B) Net income investment DIVIDED BY
 Average daily number of shares
  outstanding during the period that
  were entitled to receive dividends EQUALS

 Net investment income per share earned
  during the period

 (C) Net investment income per share earned during the period DIVIDED BY

 Maximum offering price per share on
   last day of the period EQUALS
 Current month's yield

 (D) Current months yield PLUS ONE RAISED
  TO THE SIXTH
   POWER EQUALS
  Semiannual compounded yield

 (E) Semiannual compounded yield MINUS ONE

   MULTIPLIED BY TWO    EQUALS

 Annualized rate

                                         CAPITAL WORLD GROWTH AND INCOME FUND

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               1/01/95         1000.00      18.54       5.75 %          53.937        17.470             942
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
12/31/95      1000        33         33      1033        15       1093         15       1108         35        1143.86        56.459
                                         TOTAL   $      15

                                         CAPITAL WORLD GROWTH AND INCOME FUND

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               3/26/93         1000.00      16.00       5.75 %          62.500        15.080             943
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
12/31/93      1000        20         20      1020         0       1129          0       1129         22        1151.93        63.748
12/31/94      1000        34         54      1054        19       1092         19       1111         54        1165.98        66.742
12/31/95      1000        43         97      1097        18       1266         41       1307        108        1415.42        69.863
                                         TOTAL   $      37

                                         CAPITAL WORLD GROWTH AND INCOME FUND

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               1/01/95         1000.00      17.47       0.00 %          57.241        17.470            1000
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
12/31/95      1000        36         36      1036        16       1160         16       1176         37        1213.96        59.919
                                         TOTAL   $      16

                                         CAPITAL WORLD GROWTH AND INCOME FUND

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               3/26/93         1000.00      15.08       0.00 %          66.313        15.080            1000
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
12/31/93      1000        22         22      1022         0       1198          0       1198         24        1222.20        67.637
12/31/94      1000        35         57      1057        20       1158         20       1178         59        1237.16        70.816
12/31/95      1000        45        102      1102        20       1343         43       1386        115        1501.83        74.128
                                         TOTAL   $      40

                                         CAPITAL WORLD GROWTH AND INCOME FUND

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
              12/01/94         1000.00      18.90       5.75 %          52.910        17.810             942
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
11/30/95      1000        34         34      1034        15       1070         18       1088         37        1125.20        55.648
                                         TOTAL   $      15

                                         CAPITAL WORLD GROWTH AND INCOME FUND

                                                      SALES                      NET ASSET      INITIAL
                             INITIAL    OFFERING     CHARGE         SHARES         VALUE       NET ASSET
                 DATE      INVESTMENT     PRICE     INCLUDED      PURCHASED      PER SHARE       VALUE
               3/26/93         1000.00      16.00       5.75 %          62.500        15.080             943
                                          DIVIDENDS AND CAPITAL GAINS REINVESTED
           ============COST OF SHARES=============               ================VALUE OF SHARES=====================
                        CURRENT    CUM.    TOTAL    CURRENT                 FROM                  FROM
             CUM        INCOME    INCOME  INVM'T   CAP GAIN      FROM     CAP GAINS   SUB-        DIVS        TOTAL      SHARES
 DATE      INV'M'T       DIVS      DIVS    COST    DISTRIB'N   INV'M'T     REINV'D    TOTAL      REINV'D      VALUE       HELD
11/30/93      1000        14         14      1014         0       1063          0       1063         15        1078.16        63.421
11/30/94      1000        30         44      1044         0       1113          0       1113         46        1159.15        65.084
11/30/95      1000        43         87      1087        19       1264         22       1286         98        1384.08        68.451
                                         TOTAL   $      19